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                                                                    Exhibit 99.3

                          SUBMICRON SYSTEMS CORPORATION

                1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         SubMicron Systems Corporation (the "Company") hereby adopts the SubMicron Systems Corporation 1997 Stock Option Plan for Non-Employee Directors (the "Plan").

         1. PURPOSE. The Plan is intended to provide an incentive to members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries to serve on the Board of Directors and to devote themselves to the future success of the Company by giving them an opportunity to increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, $.0001 par value (the "Common Stock").

         2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                  (a) "Act" means the Securities Act of 1933, as amended.

                  (b) "Board of Directors" means the Board of Directors of the Company.

                  (c) "Change of Control" shall have the meaning as set forth in
Section 9 of the Plan.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means the Board of Directors or the committee designated by the Board of Directors in accordance with the provisions set forth in Section 3 of the Plan.

                  (f) "Company" means SubMicron Systems Corporation, a Delaware corporation.

                  (g) "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (i) "Fair Market Value" shall have the meaning set forth in
Section 8(c) of the Plan.
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                  (j) "Non-Employee Director" means a member of the Board of
Directors as of July 24, 1997 who was not an employee of the Company or any subsidiary of the Company as of such date and any person who becomes a director subsequent to July 24, 1997 and who (i) is not, and has not been for a period of three months prior to the date of a grant thereunder, an employee of the Company or any of its subsidiaries and (ii) is not the designee of a party that has a contractual right to designate one or more members of the Board of Directors.

                  (k) "Option" means an option to purchase shares of Common Stock granted under the Plan.

                  (l) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

                  (m) "Option Document" means the document described in Section 8 of the Plan which sets forth the terms and conditions of a grant of Options.

                  (n) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as determined pursuant to Section 8 of the Plan.

                  (o) "Shares" means the shares of Common Stock of the Company which are the subject of Options.

         3. ADMINISTRATION OF THE PLAN.

                  (a) Committee. The Plan shall be administered by the Board of Directors or a committee comprised of two or more of the members of the Board of Directors. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

                  (b) Grants. Grants of Options shall be to Non-Employee Directors and shall be made in accordance with the provisions of the Plan.

                  (c) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Section 3(c) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, or (iv) any transaction from which the member derived an improper personal benefit.


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                  (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of the action, suit or proceeding.

         4. OPTIONS GRANTED UNDER THE PLAN TO BE NON-QUALIFIED OPTIONS. Options granted under the Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422(b) of the Code.

         5. ELIGIBILITY. Non-Employee Directors shall receive Options as provided hereunder.

         6. SHARES SUBJECT TO PLAN. The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is 600,000, subject to adjustment as provided in Section 10 of the Plan. The Shares may be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of one or more Options granted pursuant to the Plan.

         7. TERM OF THE PLAN. The Plan is effective as of July 24, 1997, the date on which it was adopted by the Board of Directors, subject to the approval of the Plan within twelve months of such date by the Company's stockholders. No Option may be granted under the Plan after July 24, 2007; provided, however, that the Board of Directors may terminate the Plan (but not any Options theretofore granted) at any time. If the Plan is not approved by the Company's stockholders as set forth above within twelve months of its adoption by the Board of Directors, all Options granted under the Plan shall be null and void.

         8. OPTION GRANTS. Options shall be granted pursuant to the Plan to Non-Employee Directors, without any further action by the Board of Directors, in accordance with the terms and conditions set forth herein. Options shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

                  (a) Initial Grants. Each person who is a Non-Employee Director on the date of adoption of the Plan by the Board shall be granted on such date an Option


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to purchase 75,000 Shares. Thereafter, each person who becomes a member of the
Board of Directors who qualifies as a Non-Employee Director at the time his or her service as a director commences shall be granted an Option to purchase 75,000 Shares on such date.

                  (b) Subsequent Grants. Each Non-Employee Director shall be entitled to a subsequent grant of Options to purchase an additional 75,000 shares of Common Stock on the fifth anniversary of each previous grant to such person, provided such person remains a Non-Employee Director as of the date of such subsequent grant.

                  (c) Option Price. The Option Price of each Option shall be the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the Nasdaq National Market, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the date of any grant is not a business day, the Fair Market Value per share shall be determined as of the immediately preceding business day. If the Common Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.

                  (d) Termination of Options.

                  No Option or any unexercised portion thereof shall be exercisable after the first to occur of the following:

                           (i) Expiration of ten years from the date of grant;

                           (ii) Expiration of three months from the date the
Optionee's service as a member of the Board of Directors ceases for any reason other than (A) death, (B) Disability, (C) voluntary resignation by a Non-Employee Director after such director reaches age 65, or (D) removal from the Board of Directors with or without cause;

                           (iii) Expiration of one year from the date the
Optionee's service as a member of the Board of Directors ceases by reason of death, Disability, voluntary resignation after reaching age 65 or removal from the Board without cause; or

                           (iv) The date of removal from the Board of Directors
with cause. A director who is removed from the Board shall be deemed to been removed for cause if such director (A) has been engaged in disloyalty to the Company or proven dishonesty, including fraud, theft or commission of a felony,
(B) has been found to have breached his fiduciary duties as a director or (C) has revealed confidential information of the Company.


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                  (e) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current and effective registration statement or qualified offering statement under Regulation A under the Act) contain the Optionee's acknowledgment in form and substance satisfactory to the Company that
(i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that
(A) the Shares have not been registered under the Act, are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (III) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

                  (f) Medium of Payment. An Optionee may pay for Shares (i) in cash, (ii) by check payable to the order of the Company or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of Common Stock held by the Optionee for at least six months. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (I) the Shares in respect of which payment is made, and
(II) such excess number


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of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

                  (g) Transfers. No option granted under the Plan may be transferred, except by will or by the laws of descent and distribution or pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended. In addition, option grants may permit the transfer of an Option to the Optionee's spouse, children or grandchildren or a trust created solely for the benefit of the Optionee and the foregoing persons.

         9. VESTING OF OPTIONS.

                  (a) General Rule. Except as set forth below, (i) each Option granted under the Plan shall vest and become exercisable in ten equal semi-annual installments beginning on six months from the date of grant and (ii) no Option shall be exercisable subsequent to the Optionee's termination of service as a member of the Board of Directors for any reason to any greater extent than such Option was exercisable on the date of such termination of service.

                  (b) Acceleration of Vesting Under Certain Circumstances. Upon termination of an Optionee's service as a member of the Board of Directors by reason of death, Disability, resignation after reaching age 65 or removal from the Board of Directors without cause, all outstanding Options granted to Optionee as of the termination of service shall vest and immediately become exercisable.

                  (c) Change of Control. In the event of a Change of Control, all Options then outstanding under the Plan shall vest and become immediately exercisable in full. Any amendment to this Section 9(c) which diminishes the rights of Optionees shall not be effective with respect to Options outstanding at the time of adoption of such amendment, whether or not such outstanding Options are then exercisable.

                  A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (a) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (b) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company; (c) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation other than, in either case, a merger or consolidation of the Company in which


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holders of shares of Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation; (d) the date any entity, person or group, within the meaning of Section 13(d)(3) or
Section 14(d)(2) of the Exchange Act (other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries), shall have become the beneficial owner of, or shall have obtained voting control over, more than 30% of the outstanding shares of Common Stock; or (e) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two years, unless the nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         10. ADJUSTMENTS ON CHANGES IN CAPITALIZATION. The aggregate number of Shares and class of shares as to which Options may be granted hereunder, the number and class or classes of shares covered by each outstanding Option and the Option Price thereof, and the number of Shares subject to Options granted pursuant to Sections 8(a) and 8(b) shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section 10, and any such determination by the Committee shall be final, binding and conclusive.

         11. AMENDMENT OF THE PLAN. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not (a) increase the maximum number of shares as to which Options may be granted or (b) make any other change or amendment to which stockholder approval is required in order to satisfy the conditions of any applicable rule or regulation, in each case without obtaining approval, within twelve months before or after such action, of the Company's stockholders. No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.

         12. NO COMMITMENT TO RETAIN. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company to retain the Optionee as a member of the Company's Board of Directors.


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         13. WITHHOLDING OF TAXES. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

         14. INTERPRETATION. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under the Plan, and of any Option Document, shall be final, binding and conclusive.

         15. GOVERNING LAW. The Plan and all Option Documents hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.


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